Exhibit 99.1

PRESS RELEASE

Patrick Byrne Announces Key Details on tZERO’s ICO at Money 20/20
ICO generating interest from both emerging crypto-capital markets and global institutional funds
NEW YORK and LAS VEGAS, Oct. 24, 2017 (GLOBE NEWSWIRE) -- Dr. Patrick M. Byrne, chairman of t0.com, Inc. ("tZERO") a portfolio company of Overstock.com’s Medici Ventures, announced at the Money 20/20 conference additional details relating to tZERO's proposed initial coin offering (ICO), utilizing a Simple Agreement for Future Tokens (SAFT), administered as a SAFT pre-sale through SAFTLaunch.com.
Byrne provided a general description of the proposed tZERO token’s key features, and the offering’s timing, with the tZERO SAFT pre-sale expected to open on Nov. 15, 2017 and run until Dec. 31, 2017. The proceeds from the sale are expected to fund, among other things, scaling tZERO's technology development and regulatory teams in order to maintain its leading edge, and potentially acquiring or establishing a custody and clearing firm to complement tZERO's existing infrastructure.
On Sept. 27, 2017, tZERO, a subsidiary of Overstock.com, Inc. (NASDAQ:OSTK), announced plans to work with the Argon Group and RenGen in order to launch a U.S. regulated Alternative Trading System (ATS) and platform capable of trading both security tokens and app tokens issued via ICOs and SAFTs.
The Argon Group and RenGen have now been engaged as tZERO's advisors to lead and manage the tZERO SAFT pre-sale, which is currently expected to commence as early as mid-Nov. In the SAFT pre-sale, the participation of Argon Group and RenGen, together with tZERO, will provide both traditional, large global funds and the emerging crypto capital markets, a committed and experienced team capable of providing extraordinary strengths in all facets of the offering.
"Three years ago I stood up in front of an audience for the opening Keynote speech at Bitcoin 2014, in Amsterdam, and told the world that the main event of Bitcoin is not Bitcoin, it is the Blockchain, and it would change the world,” said Byrne. “While many doubted, the tZERO team worked hard to be at the tip of the spear in creating and launching credible, capable and institutionally scalable blockchain technologies for crypto assets. Today those efforts are attracting interest from both the crypto community and the largest global institutional funds.”
Pursuant to tZERO's SAFT, purchasers will enter into SAFT agreements that will produce digital tokens of tZERO that will be issued at a later date and are expected to trade on the ATS to be further developed by tZERO. tZERO is one of the few companies entering the token market with an existing, proven blockchain technology platform and the world's only SEC-compliant registered ATS capable of trading digital securities.
Following in a long line of first-to-market blockchain accomplishments, tZERO expects its SAFT to be the first digital token pre-sale to generate significant participation from both the growing crypto currency community and traditional global financial institutions.
Byrne outlined the following features of the tZERO SAFT sale:

•	The tZERO SAFT pre-sale is expected to open on Nov. 15 on SAFTLaunch.com and will run until Dec. 31, 2017. This period may be extended or shortened at the discretion of tZERO.

•
The tZERO SAFT is being issued in a private placement offering solely to accredited investors pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including in compliance with Rule 506(c) of Regulation D, as promulgated under the Securities Act.

•
The underlying tZERO token to be issued pursuant to the SAFT is expected to constitute a security, within the meaning of U.S. securities laws, and will therefore be considered a "security token," rather than an app token.

•	The tZERO token will be tradable on tZERO’s U.S.-regulated ATS.

•	The tZERO token will incorporate profit-sharing features of a security as well as utility features of an app token, including:
- Token holders will be able to use the tZERO token to pay for fees on the ATS and payment of such fees using tZERO tokens will grant up to a 25% discount as compared to payments made using U.S. dollars. The tZERO token is expected to have additional functionality and token holder benefits to be announced at a later to date and will be included in the offering memorandum; and
- tZERO believes its token will be the first to offer a percentage of tZERO's profits, distributed as a quarterly distribution paid into tZERO token holders' digital wallets.
The use of proceeds of the tZERO SAFT sale will include the enhancement of the necessary functionality and support, and various other strategic acquisitions to complete the platform’s crypto competency and ensure the independence of the tZERO ecosystem.

Unlike many SAFT sales and ICOs, tZERO believes it will be one of the few with an existing technology platform and FINRA license that allows it to trade digital securities.
Media Contact
Alexandra Sotiropoulos
+1 212-754-5615
asotiropoulos@intermarket.com
This press release is neither an offer to sell nor the solicitation of an offer to buy the SAFT or the security token or any other securities, and no offer, solicitation or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.
The securities described herein have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
About Overstock.com
Overstock.com, Inc. Common Shares (NASDAQ:OSTK) / Series A Preferred (Medici Ventures’ t0 platform:OSTKP) / Series B Preferred (OTCQX:OSTBP) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices, including furniture, décor, rugs, bedding, and home improvement. In addition to home goods, Overstock.com offers a variety of products including jewelry, electronics, apparel, and more, as well as a marketplace providing customers access to hundreds of thousands of products from third-party sellers. Additional stores include Worldstock.com, dedicated to selling artisan-crafted products from around the world. Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock regularly posts information about the company and other related matters under Investor Relations on its website, http://www.overstock.com.
About Medici Ventures
Launched in 2014, Medici Ventures is a wholly owned subsidiary of Overstock.com, Inc., created to leverage blockchain technology to solve real-world problems with transparent, efficient and secure solutions. Medici Ventures has a growing portfolio of groundbreaking blockchain-focused investments, including t0.com, Peernova, Bitt, SettleMint, Factom, and IdentityMind, Spera and Symbiont. The company’s majority-owned financial technology company, t0.com, executed the world’s first blockchain-based stock offering in December 2016.
About tZERO
t0.com, Inc. (“tZERO“) is a majority owned subsidiary of Overstock.com, focusing on the development and commercialization of financial technology (FinTech) based on cryptographically-secured, decentralized ledgers – more commonly known as blockchain technologies. Since its inception, tZERO has pioneered the effort to bring greater efficiency and transparency to capital markets through the integration of blockchain technology. More information is available at tZERO.com.
About The Argon Group
The Argon Group (the "Group") is an investment bank with a focus on digital finance - the emerging cryptocurrency and token-based capital markets. The Group provides financial advisory, placement, and technology services to companies seeking to raise equity, debt, and non-dilutive capital. The Group develops technical placement solutions, including digital tokens powered by advanced smart contracts, which Argon operates through a digital asset placement platform TokenHub.com. For more information, please email info@argongroup.com, follow @theargongroup, visit www.argongroup.com.
About RenGen LLC
RenGen LLC is an investment, technology and financial services firm focusing on innovative blockchain technologies. We are high volume participants in ICOs and an active cryptocurrency secondary market participant. Our issuance portal SaftLaunch.com offers a unique service for companies seeking to issue an ICO or raise funds through a SAFT agreement, including a proprietary AML/KYC solution and positions us to co-invest into the best early stage projects in the pre-ICO phase.

FORWARD LOOKING STATEMENTS
Certain statements and information in this communication may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding the completion and timing of the SAFT sale and security token offering and our planned use of any proceeds of such sale and offering, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions, and are based on assumptions and assessments of the Company's management as of the date hereof. The Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to a variety of known and unknown risks and uncertainties, including the timing of the Joint Venture’s ATS going live, the timing of any required regulatory approvals and the terms and timing of the SAFT sale and security token offering.

Overstock.com, Inc.